UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 28, 2026

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange
Common Stock, $0.0001 par value	QTWO	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 29, 2026 (the "Effective Date"), the Board of Directors (the "Board") of Q2 Holdings, Inc. ("Q2") promoted Jonathan A. Price to the role of Co-Chief Executive Officer ("Co-CEO") to serve alongside Matthew P. Flake as Q2’s Co-CEO. The Board also increased the size of Q2's Board from seven to eight and appointed Mr. Price to the Board, as of the Effective Date, for an initial term expiring at Q2’s 2027 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal. Mr. Flake will continue to serve in his current roles as Q2’s President and Chairman of the Board. Mr. Price will also continue to serve as Chief Financial Officer (principal financial officer and principal accounting officer) during Q2’s search for a new Chief Financial Officer.

Mr. Price, 43, has served as Q2’s Chief Financial Officer since November 2024. Previously, Mr. Price served as Q2’s Executive Vice President, Strategy & Emerging Businesses from September 2023 until November 2024; as Q2’s Executive Vice President, Emerging Businesses, Corporate and Business Development from September 2020 to May 2023; and as Q2’s Senior Vice President, Emerging Businesses, Corporate and Business Development from October 2019 until September 2020. From January 2019 until October 2019, Mr. Price served as Q2’s Senior Vice President, Corporate and Business Development, and from February 2018 until January 2019, served as Q2’s Senior Vice President, Corporate Development. Prior to joining Q2, Mr. Price served in various roles with BMO Capital Markets, a corporate and investment bank and financial services company, including as Director, Technology and Business Services Investment Banking from November 2015 until February 2018, as Vice President, Technology Investment Banking, from January 2012 until November 2015 and as Associate, Technology Investment Banking, from January 2009 until January 2012. Prior to that, Mr. Price worked with Citi, a corporate and investment bank and financial services company, serving as Associate, Technology, Media and Telecom Investment Banking from July 2008 until December 2008 and as Analyst, Diversified Investment Banking from July 2005 until July 2008. Prior to that, Mr. Price served as Analyst, Industrials Investment Banking with Goldman Sachs Group, Inc., an investment bank, from May 2004 until August 2004. Mr. Price holds an H.B.A. from the Richard Ivey School of Business at the University of Western Ontario.

In connection with Mr. Price’s appointment as Co-CEO, with the approval of the Compensation Committee ("Committee") of the Board, as of the Effective Date, Mr. Price entered into an Amended and Restated Executive Employment Agreement ("Employment Agreement"), pursuant to which Mr. Price’s annual base salary was increased to $520,000. Mr. Price’s Employment Agreement was also amended to reflect the same severance benefits as those specified in Mr. Flake’s Amended and Restated Executive Employment Agreement dated September 23, 2021. Specifically, as amended, the Employment Agreement provides that in the event that Q2 terminates Mr. Price’s employment for any reason, other than for "Cause" (as defined in the Employment Agreement) or certain other triggering events as specified in the Employment Agreement, Mr. Price would be entitled to the following severance benefits: (i) Q2 will be obligated to pay him in equal installments over a 24-month period an amount equal to the sum of (a) 200% of his then-current annual base salary and (b) a pro-rata amount of his then-current annual cash incentive bonus at target for the fiscal year of his termination, pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had he remained employed over the 12 months following his termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had he remained employed and based upon attainment of relevant performance goals within the 12 months following his termination; and, (iv) payment by Q2 of the monthly amount of Consolidated Omnibus Budget Reconciliation Act ("COBRA") continuation coverage for up to 24 months, subject to his continued eligibility for COBRA coverage.

The Employment Agreement also provides that in the event that Q2 terminates Mr. Price’s employment for any reason, other than for "Cause," or if Mr. Price resigns for "Good Reason" (as defined in the Employment Agreement), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any Change in Control (as defined in the Employment Agreement), Mr. Price would be entitled to the following severance benefits: (i) Q2 will be obligated to pay him in one lump sum an amount equal to the sum of (a) 250% of his then-current annual base salary and (b) a pro-rata amount of the greater of his then-current annual cash incentive bonus for the fiscal year of his termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment by Q2 of the monthly amount of COBRA continuation coverage for up to 30 months, subject to his continued eligibility for COBRA coverage.

No other changes were made to Mr. Price’s prior employment agreement. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the Employment Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with Mr. Price’s promotion, Mr. Price will also receive a grant of restricted stock units ("RSUs") representing the right to receive shares of Q2’s common stock valued at $3,000,000. The number of shares underlying the RSUs will be determined based on the 5-day average closing price of Q2’s common stock prior to and including the date of grant. The RSUs will vest over four years, with 25% of the RSU shares vesting on approximately the one-year anniversary of the RSU grant date, and the remaining RSU shares vesting in equal installments quarterly thereafter, in all cases subject to Mr. Price’s continuous service to Q2 through each vesting date.

Mr. Price will not receive any additional compensation for serving as a director.

Mr. Price has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No family relationships exist between Mr. Price and any of Q2’s directors or executive officers. The appointment of Mr. Price as Co-CEO and to the Board was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of Q2 acting in his or her official capacity.

No changes were made to Mr. Flake’s compensation arrangements as a result of the Co-CEO structure.

Item 7.01. Regulation FD Disclosure.

On October 28, 2026, Q2 issued a press release announcing the appointment of Mr. Price as Co-CEO and a director, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference.

The information in Exhibit 99.1 is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or otherwise subject to the liabilities of that Section and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, dated effective October 29, 2026, by and among Q2 and Jonathan A. Price
99.1	Press release dated October 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

October 28, 2026	/s/ Jonathan A. Price Jonathan A. Price Chief Financial Officer